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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: May 15, 2000

                                Medium4.com, Inc.
               (Exact name of Registrant as specified in Charter)

             Delaware                 001-15863                 13-4037641
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(State or other jurisdiction of  (Commission File No.)        (IRS Employer
         incorporation)                                   Identification Number)



            120 Fifth Avenue, Seventh Floor, New York, New York 10011
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 993-9400
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Item 5.     Other Events.

      We have entered into a master affiliate agreement dated as of May 15, 2000 with Windfire International Corporation, Ltd., a British Virgin Islands corporation, pursuant to which we have granted Windfire the exclusive right for an initial term of five years to grant licenses solely to persons and entities acceptable to us for the establishment and operation within the nations of Brunei, Indonesia, Kenya, Malaysia, the Philipines, Singapore, South Africa, Tanzania, Thailand and Uganda of Internet sites that will comprise discrete channels upon one or more of our network of web sites.

      The master affiliate agreement requires Windfire to pay us a one time fee of $1,500,000 on or before June 14, 2000, of which $500,000 has been received to date.


      Windfire has also agreed to pay us commissions over the term of the master affiliation agreement calculated upon specified percentages of annual gross revenues, as defined in the master affiliate agreement, received by Windfire from its licensees. These commissions, which are payable on a quarter-annual basis, will range from 10% to 30% of annual gross revenues, depending upon the specific nation for which a licence has been granted and the year during the term of the master affiliate agreement to which such revenues are attributable.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

            (a)   Not applicable.

            (b)   Not applicable.

            (c) Master Affiliate Agreement, dated as of May 15, 2000, by and between us and Windfire International Corporation, Ltd.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 15, 2000                       Medium4.com, Inc.
                                          (Registrant)

                                      By: /s/ Marc D. Leve
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                                          Marc D. Leve
                                          Vice President - Legal Affairs,
                                          General Counsel and Secretary